SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 11, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.      Entry into a Material Definitive Agreement

On September 11, 2009, deCODE genetics, Inc. (“deCODE”) and its subsidiaries MediChem Life Sciences, Inc. (“MediChem”) and deCODE Biostructures, Inc. (“Biostructures” and collectively with deCODE and MediChem, the “Borrowers”) jointly and severally executed and delivered to Saga Investments LLC (the “Lender”) a secured promissory note in the amount of $700,000 (the “Note”).  The Note bears interest at the rate of 8% per annum and is payable in full on October 11, 2009, subject to acceleration upon the occurrence of an event of default, including failure to pay other indebtedness, incurrence of certain other indebtedness and certain changes in the Borrowers’ usual business activities.  The proceeds of the Note will be used for working capital.

deCODE’s foreign and domestic subsidiaries which are not parties to the Note (the “Guarantors”) have executed and delivered to the Lender a guaranty of the Borrowers’ obligations under the Note (the “Guaranty”).

To secure their obligations under the Note and the Guaranty, each of the Borrowers and the Guarantors has executed and delivered to the Lender a security agreement pursuant to which it granted the Lender a security interest in all of its personal property, tangible and intangible, now owned and later acquired, including capital stock in subsidiaries.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, deCODE received a notice from the Nasdaq Stock Market indicating that deCODE is not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the closing bid price per share for its common stock has been below $1.00 per share for 30 consecutive business days.  In accordance with Nasdaq Listing Rules, deCODE will be provided 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule.  deCODE can achieve compliance  if at any time before March 15, 2010, its common stock closes at $1.00 per share or more for at least 10 consecutive business days.  This notification has no effect on the listing of deCODE’s common stock at this time.

If deCODE has not regained compliance by March 15, 2010, it will receive a written notification that its common stock is subject to delisting.  At that time, deCODE may appeal the determination to a Nasdaq Hearings Panel.  If deCODE cannot meet the requirements for continued listing on The Nasdaq Global Market, it will consider whether to apply to transfer its common stock to The Nasdaq Capital Market.

A copy of the press release announcing deCODE’s receipt of the notification from the Nasdaq Stock Market is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits

99.1           Press Release issued September 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson
President, Chief Executive Officer

Dated: September 17, 2009